Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.00001, of 21Vianet Group, Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 14, 2019.

Sheng Chen	By:	/s/ Sheng Chen
Sheng Chen

Fast Horse Technology Limited	By:	/s/ Sheng Chen
	Name:	Sheng Chen
	Title:	Director

Sunrise Corporate Holding Ltd.	By:	/s/ Sheng Chen
	Name:	Sheng Chen
	Title:	Director

Personal Group Limited	By:	/s/ Sheng Chen
	Name:	Sheng Chen
	Title:	Director

Beacon Capital Group Inc.	By:	/s/ Sheng Chen
	Name:	Sheng Chen
	Title:	Director

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